Exhibit 23.1

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.

We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and references to H.J. Gruy and Associates, Inc. and to the inclusion of and references to our report, or information contained therein, dated January 27, 1999, prepared for Swift Energy Company in the Registration Statement on Form S-3 of Swift Energy Company for the filing dated June 25, 1999.

                                             H.J. Gruy and Associates, Inc.

                                             /s/ Robert Rasor
                                             -----------------------------------
                                             Robert Rasor, P.E.
                                             Senior Vice President




Houston, Texas
June 25, 1999